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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                  FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 2, 2000

                          U.S. FRANCHISE SYSTEMS, INC.

                  -------------------------------------------

               (Exact Name of Registrant as Specified in Charter)

       DELAWARE                      0-28908                   58-2190911
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(State or Other Jurisdiction)       (Commission)           (IRS Employer
of Incorporation or Organization)   File Number)           Identification No.)


13 Corporate Square, Suite 250, Atlanta, Georgia          30329
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(Address of Principal Executive Offices)                  (Zip Code)


(Registrant's telephone number, including area code):  (404) 235-7463


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On November 2, 2000, USFS Acquisition Co. (the "Purchaser"), a Delaware corporation and wholly owned subsidiary of Pritzker family business interests, accepted for purchase and payment pursuant to the Purchaser's Offer to Purchase, dated October 3, 2000, and the related Letter of Transmittal (which together, as amended, constitute the "Offer"), all outstanding shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share (collectively, the "Shares"), of U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), which were validly tendered and not withdrawn as of the expiration of the Offer at 12:00 midnight, New York City time, on November 1, 2000, at a purchase price of $5.00 per share, net to the seller in cash, without interest thereon. SDI, Inc., a Nevada corporation that is also owned by Pritzker family business interests ("SDI"), provided the Purchaser, through one or more affiliates, with the funds to purchase the validly tendered Shares.

         Based on information provided by SunTrust Bank, the depositary for the Offer, 14,882,008 Shares (including 929,864 Shares tendered pursuant to notices of guaranteed delivery), representing approximately 75% of the Shares issued and outstanding, were validly tendered pursuant to the Offer and not withdrawn. The Shares purchased by the Purchaser in the Offer, together with the Shares previously owned by Pritzker family business interests and Shares which Michael
A. Leven, the Company's chairman and chief executive officer, and members of his family have agreed to transfer to the Purchaser after the consummation of the Offer, represent approximately 90% of the total issued and outstanding Shares.

         Pursuant to the terms of an Acquisition Agreement, dated as of September 18, 2000 (the "Acquisition Agreement"), by and among the Company, the Purchaser, SDI, HSA Properties, Inc., a Delaware corporation, and Meridian Associates L.P., an Illinois limited partnership, the Purchaser is entitled to designate representatives to serve on the Company's Board of Directors in proportion to the Pritzker family business interests' ownership of outstanding Shares after the Offer. In addition, pursuant to the Acquisition Agreement, the Offer will be followed by a merger between the Company and the Purchaser (the "Merger"). Pursuant to the Merger, the stockholders of the Company who did not tender their Shares in the Offer and who do not seek appraisal of their Shares pursuant to the applicable provisions of Delaware law, other than Pritzker family business interests, Mr. Leven, and members of his family with respect to Shares being exchanged with the Purchaser, will receive $5.00 per Share in cash for such untendered Shares.

         A copy of the press release issued in connection with the acceptance by the Purchaser of Shares pursuant to the Offer is filed as Exhibit 99.1 hereto and is incorporated herein by reference.



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits


         No.             Description
         ---             -----------
         99.1            Text of Press Release issued by USFS Acquisition Co.
                         and U.S. Franchise Systems, Inc. on November 2, 2000
                         (incorporated herein by reference to Exhibit (a)(5)(A)
                         to Amendment No. 2 to the Schedule TO filed with the
                         SEC on November 2, 2000).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 2, 2000

                           U.S. FRANCHISE SYSTEMS, INC.


                           By:    /s/  Stephen D. Aronson
                                  --------------------------------------
                           Name:  Stephen D. Aronson
                           Title: Vice President, General Counsel and Secretary


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                                  EXHIBIT INDEX


EXHIBIT
  NO.          DESCRIPTION
-------        -----------
99.1           Text of Press Release issued by USFS Acquisition Co. and U.S.
               Franchise Systems, Inc. on November 2, 2000 (incorporated herein by reference to Exhibit (a)(5)(A) to Amendment No. 2 to the
               Schedule TO filed with the SEC on November 2, 2000).